UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2019
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

None
(Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On September 5, 2019, Farmer Bros. Co., a Delaware corporation (the “Company”), received notice from Jeanne Farmer Grossman, individually and as trustee of certain trusts, of her submission of a non-binding proposal to be brought before the Company’s stockholders at the 2019 annual meeting of the Company’s stockholders (the “2019 Annual Meeting”) urging the Company’s Board of Directors (the “Board”) to take all necessary actions to eliminate the classification of the Board, and to require that all directors elected at or after the annual meeting held in 2020 stand for election on an annual basis.

The Board has already determined to declassify the Board and intends to include in the Company’s definitive proxy statement for the 2019 Annual Meeting a proposal to amend the Company’s certificate of incorporation to declassify the Board over a three-year period, such that that all directors elected at or after the 2020 annual meeting of stockholders would stand for election on an annual basis. The implementation of this proposal would not prevent any director elected prior to the 2020 annual meeting from completing the term for which such director was elected.

Ms. Grossman also notified the Company that she is submitting for nomination to the Board at the 2019 Annual Meeting Messrs. Thomas Mortensen and Jonathan Waite. The Board and its Nominating and Corporate Governance Committee will review Ms. Grossman’s proposed nominees in due course. The Board will present its formal recommendation regarding director nominees in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) and mailed to all stockholders eligible to vote at the 2019 Annual Meeting. The date of the 2019 Annual Meeting has not yet been announced. The Company’s stockholders are not required to take action at this time.

Important Additional Information and Where to Find It

This Form 8-K may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting.  The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the 2019 Annual Meeting.  The definitive proxy statement will contain important information about the Company, the 2019 Annual Meeting and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC (when they become available) on the SEC’s website, at www.sec.gov.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS (WHEN THEY BECOME AVAILABLE) BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company will be set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company with the SEC. These documents (when they become available), and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://www.farmerbros.com.

Forward Looking Statements

Certain statements in this report constitute “forward-looking statements.” When used in this report, the words “will,” “expects,” “anticipates,” “estimates,” “believes,” and similar expressions, and statements which are made in the future tense or refer to future events or developments are intended to identify such forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. Actual results may differ materially due in part to the risk factors set forth in the Company’s most recent annual, periodic and current reports filed with the SEC. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected actions in response to the stockholder proposal discussed above. The Company intends these forward-looking statements to speak only at the time of this report and the Company does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     September 11, 2019

FARMER BROS. CO.

By:	/s/ David G. Robson.
David G Robson
Treasurer and Chief Financial Officer